STOCK PURCHASE AGREEMENT

Date: September 15, 1999

BETWEEN: Allied Resources, Inc. ("Buyer")

Suite 1060, 1090 W. Georgia St.

Vancouver, B.C. V6E 3V7

AND: Bio-Preserve International Corporation (''Seller")

2897 152nd Avenue N.E.

Redmond, Washington 98052

AND: Tollefsen Business Law P.C. ("Escrow Agent')

2707 Colby Ave., Ste. 901

Everett, Washington 98201

Attn.: Stephen Tollefsen

1.0 RECITALS

1.1 Seller is a Nevada corporation in the business of commercializing automated organ perfusion and bioreactor workstations for research, professional and corporate clients.

1.2 Subject to specified conditions, the Seller has agreed to sell and Buyer agreed to purchase 35,000,000 shares ("Shares") of the common stock of Seller, for the consideration and on the terms set forth in this Agreement. It is the intention of the parties that the Shares be deposited with Escrow Agent until the obligation of Buyer under this Agreement is satisfied and the purchase price fully paid. The parties have also entered into a Bridge Loan Agreement of even date, attached to this Agreement as Addendum B and incorporated by reference.

1.3 In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

2.0 DEFINITIONS

2.1 "Agreement" means this Stock Purchase Agreement and all attached Exhibits and Schedules, the terms of which are incorporated by reference herein.

2.2 "Applicable Contract" means any contract material to the operation of Seller's business under which Seller has or may acquire any rights, or under which Buyer has or may become subject to any obligation or liability, or by which Buyer or any of the Shares may become bound.

2.3 "Buyer" has the meaning set forth in the Recitals section above.

2.4 "Closing" or "Closing Date" means the date and time as of which the issuance of shares actually takes place and consideration is paid, which shall occur on or before September 15, 1999, or such later date as the Parties may mutually agree upon.

2.5 "Closing Net Book Value" means the total assets of the Company less the total liabilities of the Company. As used herein, the term "total assets" and "total liabilities" shall mean the aggregate amount of all assets or liabilities, respectively, of the Company (whether classifiable in accordance with GAAP as current or long-term) determined in accordance with GAAP and applied on a basis consistent with the latest year-end balance sheet.

2.6 "Effective Date" means the date of this Agreement.

2.7 "Escrow Agent" has the meaning set forth in the Recitals section above.

2.8 "Financial Statements" mean the financial statements of Seller prepared by an independent accounting firm in accordance with GAAP, consisting of (i) audited financial statements of Seller for the last two fiscal years; (ii) unaudited statements for any interim period as of the end of the Seller's most recent fiscal quarter; and, if applicable, (iii) pro forma financial information required by applicable securities laws.

2.9 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

2.10 "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

2.11 "Purchase Price" means the total consideration consisting of a promissory note of even date ("Promissory Note") in the principal amount of $350,000, attached to this Agreement as Addendum A and incorporated by reference. The Principal and any accrued and unpaid interest owing under the Promissory Note may be reduced by the amount of any advances made by Buyer to the Seller during the period from June 28, 1999 to the date of the Promissory Note, and is further subject to reduction by the principal amount of any bridge financing advanced Seller by Buyer under the Bridge Loan Agreement.

2.12 "Seller" has the meaning set forth in the Recitals section above.

2.13 "Seller Common Stock" means the common stock of Bio-Preserve International Corporation, $.001 par value per share.

2.14 "Shares" means shares of Seller Common Stock, consisting of thirty-five million (35,000,000) shares, issued pursuant to this Agreement.

2.15 "Transfer Agent" means the transfer agent, Silver State Registrar, 3541 Summer Estates Circle, Salt Lake City, Utah 84121, or any other entity designated to transfer Seller securities.

3.0 SALE AND PURCHASE OF SHARES

3.1 Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer all of Seller's right, title and interest in the Shares for the payment to Seller of the Purchase Price.

3.2 Post-Closing Adjustment. The Purchase Price is based on the representations of management and the draft balance sheets of Seller, and is subject to adjustment to account for any change in the inventory and liabilities of Seller which differ from these assumptions, or reflect changes from that date to the Closing Date.

3.2.1 In particular, the determination of the Purchase Price is based on the following assumption relating to the financial condition of Seller:

1) accounts payable at closing of not more than $350,000.

3.2.2 The parties shall assist and cooperate in good faith with the efforts of the independent accounting firm designated by Seller to complete the Financial Statements within 90 days after the Closing Date. Upon completion of the Financial Statements, copies shall promptly be delivered to Buyer or Buyer's representative and to Seller or Seller's representative. Buyer shall have a 30-day period after receipt of the Financial Statements to notify Seller of any financial matters ("Disputed Matters") which differ from the assumptions relating to the financial condition of Seller set forth above.

3.2.3 In the event the financial condition of Seller does not meet the threshold assumptions set forth above, the parties will enter into good faith negotiations for a period not to exceed two weeks from the date of notice of the Disputed Matters, in an effort to agree on an adjustment to the Purchase Price. If the parties cannot agree on an adjusted Purchase Price within the two-week period, the Purchase Price may be reduced by the amount by which the Closing Net Book Value is decreased by inventory or accounts payable amounts not meeting the assumptions set forth in paragraph 3.2.1 above.

3.4 Closing. The Closing of the sale and purchase of the Shares shall take place at the executive offices of Seller, at 12:00 p.m. local time on September 15, 1999, or at such other time or place or on such other date as the Seller and the Buyer may agree to in writing.

3.4.1 At the Closing, subject to the provisions of this Agreement, Seller shall surrender to Escrow Agent an outstanding certificate or certificates representing the Shares Seller, free and clear of all liens, pledges, encumbrances, restrictions on transferability, defect of title, charge or claim of any nature whatsoever. The certificates representing the Shares shall be in negotiable form, duly endorsed in blank, in form acceptable to the Transfer Agent and counsel for Buyer.

3.4.2 At the Closing, Buyer shall deliver to Seller: (1) an executed original of the Promissory Note.

3.5 Default by Seller at the Closing. Notwithstanding the provisions of paragraph 3. 1, if the Seller shall fail or refuse to deliver any of the Shares, or shall fail to consummate the transactions described in this Agreement prior to or on the Closing Date, the Buyer at its option and without prejudice to its rights against defaulting Seller, may refuse to make the acquisition and thereby terminate all of its obligations under this Agreement. Seller acknowledges that the Shares are unique and otherwise not available and agree that in addition to any other remedies, the Buyer may invoke any equitable remedies to enforce delivery of the Shares under this Agreement, including without limitation, any action or suit for specific performance.

3.6 Default by Buyer, Partial Payment. If the Buyer shall fail or refuse to tender the complete Purchase Price, in accordance with the terms of this Agreement, the Seller at its option and without prejudice to its rights against defaulting Buyer, may instruct the Escrow Agent to refuse to release the Shares to Buyer. In addition, Seller may proceed to bring an action against Buyer or its assigns. However, notwithstanding a default by Buyer, Buyer shall be entitled to purchase and retain that pro rata portion of the Shares for which it may elect to apply toward the Purchase Price those funds advanced the Company prior to Closing or under the terms of the Bridge Loan Agreement. A purchase of a portion of the Shares shall result in a proportional reduction of the Purchase Price.

4.0 REPRESENTATIONS AND WARRANTIES OF SELLER

4.1 Seller represents and warrants to Buyer as follows that the statements contained in this Section 4.0 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section), except as set forth in the disclosure schedule accompanying this Agreement as Schedule A and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.0.

4.2 The authorized capital stock of Seller consists of.- (i) 200,000,000 shares of Seller Common Stock, of which, on the date of this Agreement 32,183,009 shares are issued and outstanding.

4.3 The execution and delivery to Buyer by Seller of this Agreement, constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its respective terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and any of Seller's closing documents, if required, and to perform his obligations under this Agreement and Seller's closing documents.

4.4 To the best of Seller's knowledge, information and belief, neither the execution and delivery of this Agreement nor the compliance with and fulfillment of the terms and provisions of this Agreement:

(a) will result in the breach of any term or provision of, or constitute a default under or conflict with the charter documents, Articles of Incorporation or Bylaws of Seller;

(b) is prohibited by or requires any notification, consent, authorization, or any judgment, order, writ, injunction, or decree which is binding upon Seller, except for such approvals or other action or inaction as may be required under the securities or corporate laws of the various states or other jurisdictions.

4.5 Seller is not or will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of its terms and provisions.

4.6 All of the outstanding equity securities of Seller have been duly authorized and validly issued and are fully paid and nonassessable.

4.7 No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller that has specific application to Seller, other than general economic or industry conditions, and that materially adversely affects the value or ownership of the Shares that has not been previously disclosed to Buyer or set forth in this Agreement.

4.8 Seller and his agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.9 Seller will make its best efforts to deliver the Financial Statements to Seller as soon as practicable, whether prior to the Closing Date or after Closing. When presented to Buyer, the Financial Statements will present fairly the financial position and results of operations of Seller as of the dates and for the periods indicated therein in accordance with GAAP provided, however, that the unaudited financial statements for interim periods may be subject to normal adjustments of a type consistent with prior years and may be presented without footnotes and certain financial statement disclosures normally required under GAAP.

4. 10 The books of account, minute books, stock record books, and other records of Seller, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute book of Seller contains accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Seller.

4.11 Since the date of the most recent audited balance sheet, Seller has not incurred substantial debt obligations in various forms or entered into material agreements which collectively constitute a material change in the business, operations, properties, prospects, assets, and condition of Seller. Prior to signing this Agreement, Buyer has had full opportunity to review all agreements and documents relating to these debt or contractual obligations, the extent and nature of which has been fully disclosed to Buyer.

4.12 There is no pending legal proceeding that has been commenced by or against Seller or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by Seller, or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the terms and provisions of this Agreement. To the knowledge of Seller no such proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding.

4.13 Prior to Closing, Seller shall make available to Buyer, upon request, a complete and accurate list of all Applicable Contracts and if requested shall make the Applicable Contracts available to Buyer for review at the offices of Seller.

4.14 To the best of Seller's knowledge, the corporation has substantially complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security taxes. There is no unfair labor practice charge, complaint, or other action against the corporation pending or, to Seller's best knowledge, threatened before any labor relations board and the corporation is not subject to any order to bargain by any labor relations board;

4.15 To the best of its knowledge, information and belief, Seller is not now, and at all times has not been in violation of or liable under, any environmental law. Seller has no basis to expect, nor has any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any environmental law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which Seller has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Buyer. There are no pending, or to the knowledge of Seller threatened, claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any environmental law, with respect to or affecting any of the facilities or any other properties and assets in which Seller has or had an interest.

5.0 REPRESENTATIONS AND WARRANTIES OF BUYER

5.1 Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of West Virginia.

5.2 This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder unless otherwise stated in this Agreement.

5.3 Neither the execution nor the delivery of this Agreement, nor the compliance with and fulfillment of its terms and provisions:

(a) will result in the breach of any term or provision of, or constitute a default under or conflict with the Articles of Incorporation or Bylaws of Buyer; and

(b) is prohibited by or requires any notification, consent, authorization, or any judgment, order, writ, injunction, or decree which is binding upon Buyer, except for such approvals or other action or inaction as may be required under the securities or corporate laws of the various states or other jurisdictions.

5.4 It is the present intention of Buyer to continue the historic business purpose of Seller and to continue to use Seller's historic business assets in a business within the meaning of Federal Tax Regulation ss 1.368-1 (d).

5.5 There is no pending proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the terms and provisions of this Agreement. To Buyer's knowledge, no such proceeding has been threatened.

5.6 There is no pending legal proceeding that has been commenced by or against Buyer or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by Buyer, or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the terms and provisions of this Agreement. To the knowledge of Buyer no such proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding.

5.7 With respect to the Shares, Seller warrants and represents the following:

(a) Seller understands the risks of an investment in Buyer, and acknowledges that an investment in Buyer involves high risks.

(b) Seller has sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of this investment and of making an informed investment decision with respect to the investment.

(c) Seller was not solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of Buyer securities.

6.0 COVENANTS

6.1 The Parties agree as follows with respect to the period from and after the execution of this Agreement:

6.1.1 Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

6.2 From and after the date of this Agreement to and including the Closing Date, Seller will:

6.2.1 Give any notices to third parties and obtain any third party consents that Buyer may request in connection with this Agreement.

6.2.2 Grant Buyer, its agents, employees, accountants and attorneys, full access to, and the opportunity to examine and make copies of, all such books, records, documents, instruments and papers of and pertaining to Seller as Buyer may request.

6.2.3 Without the express written consent of Buyer, not engage in any transaction other than as contemplated by or described in this Agreement, except in the ordinary course of business; and

6.2.4 Maintain all governmental and nongovernmental permits, licenses consents, approvals and waivers necessary for its continued existence.

6.3 From and after the date of this Agreement to and including the Closing Date, and for the period ending not less than ten (10) business days after the Closing Date, Seller will not do the following acts without the express written consent of Buyer:

6.3.1 Issue any shares of its common stock of any class (whether out of stock now authorized but unissued, stock held in its treasury, or stock hereafter created or authorized), or become committed so to do;

6.3.2 Split-up, combine, or reclassify any of its outstanding stock, or become committed so to do;

6.3.3 Grant or issue any options, warrants or rights to acquire, or any security convertible into or exchangeable for or which in any manner confers on the holder thereof the right to acquire, any shares of any class its capital stock, or become committed so to do;

6.3.4 Purchase, redeem, or otherwise acquire for a consideration any shares of its capital stock of any class, or become committed so to do; or

6.3.5 Declare or pay any dividend on, or make any other distribution or payment with respect to, any share or shares of its capital stock of any class, or become committed so to do.

6.4 Without the express written consent of Buyer, except in the ordinary course of business, from and after the date of this Agreement to and including the Closing Date, and for the period ending not less than ten (10) business days after the Closing Date, Seller will not:

6.4.1 Create, incur or otherwise become directly or indirectly liable (whether as endorser, guarantor, surety or otherwise) for any indebtedness, or become committed so to do.

6.4.2 Make any investment (whether by acquisition or stock, capital contribution, or otherwise) in, or loan or advance to, any Person whatsoever, or become committed so to do.

6.4.3 Grant any salary or other compensation to any Person or become committed to do so; or

6.4.4 Enter into any employment agreement with any Person whatsoever.

6.5 From and after the date of this Agreement to and including the Closing Date, and for the period ending not less than ten (10) business days after the Closing Date, Seller will use its best efforts to preserve intact the current business organization of Seller, keep available the services of the current officers, employees, and agents of Seller, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Seller.

6.6 From and after the date of this Agreement to and including the Closing Date, and for the period ending not less than ten (10) business days after the Closing Date, Seller will otherwise report to Buyer concerning any material change in the status of the business, operations, and finances of Seller. Seller will promptly notify Buyer in writing if (i) Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement or (ii) if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would, except as expressly contemplated by this Agreement, cause or constitute a breach of any such representation or warranty had the representation or warranty been made as of the time of occurrence or discovery of the fact or condition.

6.7 Between the Effective Date and the Closing Date, and for the period ending not less than ten (10) business days after the Closing Date, Seller will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person relating to any transaction involving the sale of the business or assets of Seller (other than in the ordinary course of business).

7.0 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

The obligation of Buyer to effect the stock purchase contemplated by this Agreement shall be subject to performance and compliance by Seller of each and all of the covenants and agreements of Seller contained in this Agreement and to the satisfaction of each and all of the following conditions precedent:

7.1 The representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

7.2 Seller shall have performed and complied with all of their covenants stated in this Agreement in all material respects through the Closing Date.

7.3 There shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

8.0 ESCROW SHARES, DIVIDENDS, VOTING

8.1 As security for the timely satisfaction of Buyer's obligation to Seller, Seller shall deliver the Shares in trust to Escrow Agent at Closing until the Purchase Price is paid. Effective immediately after Closing, Buyer pledges to Seller the Shares and grants Seller a lien on and security interest therein as security for the timely satisfaction of Buyer's obligation to Seller.

8.2 The stock certificate(s) representing the Shares shall be held in trust by Tollefsen Business Law P.C., 2707 Colby Ave., Ste. 901, Everett, Washington 98201, which shall act as Buyer's agent ("Escrow Agent' ").

8.3 If Buyer shall become entitled to receive or shall receive, in connection with any of the Shares, any:

(a) Stock certificate, including without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

(b) Option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Shares or otherwise;

(c) Dividend or distribution payable in property, including securities issued by other than the issuer of any of the Shares;

then Seller shall accept the same in trust for Buyer, and shall deliver them forthwith to the Escrow Agent in the exact form received.

8.4 Unless an event of default shall have occurred and be continuing, Buyer shall be entitled to receive for its own use cash dividends on the Shares paid out of earned surplus. Upon the occurrence of an event of default, Seller may require any such cash dividends to be delivered to Seller as additional security or applied toward the satisfaction of Buyer's obligation.

8.5 Buyer shall have the right to vote these shares immediately upon the execution of this Agreement. Should, however, Buyer fail to make monthly installments as provided in the Bridge Loan Agreement, or within fifteen (15) days thereof, Buyer thereafter shall only vote those shares transferable under the provisions of Section 3.6 herein.

9.0 ESCROW AGENT'S OBLIGATION

9.1 Escrow Agent agrees to hold the Shares in trust on the terms and conditions of this Agreement, and shall not release any of the Shares without the prior written authorization by Seller acknowledging payment of the Purchase Price. Upon written authorization by Seller, Escrow Agent shall release the Shares directly to Buyer or in accordance with Buyer's directives.

9.2 The Escrow Agent's obligations and duties are confined to those specifically stated in this Agreement. Unless extended by mutual agreement of the parties, if the Purchase Price has not been paid within forty (40) days of the due date of April 30, 2000, the Shares are to be returned to Seller, and the Escrow Agent is then relieved of all further obligations under this Agreement (subject, however, to the right of Buyer to purchase and retain that pro rata portion of the Shares for which it may apply toward the Purchase Price those funds advanced the Company by Buyer prior to Closing or under the terms of the Bridge Loan Agreement). Alternatively, upon performance of the duties set forth in Paragraph 9.1 of this section, the Escrow Agent is relieved of all further obligations under this Agreement.

9.3 The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness, or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority, or rights of any person executing or depositing the same. The Escrow Agent shall not be liable for any loss that may occur, except for its own negligence or willful misconduct.

9.4 If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Shares, it may do so by delivering them to any other escrow agent mutually agreeable to the Seller and Buyer, and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to the Seller and Buyer of its desire to relinquish the Shares, then to the court of competent jurisdiction as may be permitted by law. The fee of any court officer shall be borne by the Seller. Upon such delivery, the Escrow Agent is relieved of all further obligations under this Agreement, and the Buyer shall promptly pay to the Escrow Agent all monies which may be owed for its services under this Agreement, including reimbursement of its out-of-pocket expenses.

9.5 This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Seller, nor disqualify the Escrow Agent from representing either party to this Agreement in a dispute with the other, including any dispute with respect to the Shares.

9.6 An Escrow Agent fee of $1,500, and all reasonable out-of-pocket expenses paid or incurred by the Escrow Agent in the administration of its duties under this Agreement, including, but not limited to, postage, all outside counsel to the Escrow Agent and advisor's and agent's fees and all taxes or other governmental charges, if any, shall be paid by Buyer.

10.0 TERMINATION

10.1 This Agreement may, by written notice given prior to or at the Closing, be terminated as follows:

(a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived; or

(b) by mutual written consent of Buyer and Seller.

10.2 Each Party's right of termination is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

11.0 INDEMNIFICATION

11.1 All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

11.2 Seller, jointly and severally, and Buyer mutually agree to indemnify and hold each other harmless along with their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with any breach of any representation, warrant, covenant or obligation made by the other Party in this Agreement.

12.0 NOTICES

12.1 Any notice, request, demand, claim, instruction, or other document to be given to any party pursuant to this Agreement shall be in writing delivered personally or sent by mail, registered or certified, postage fully prepaid, as follows:

If to Seller, to the address set forth on the first page of this Agreement, with a copy to:

Stephen Pidgeon

Attorney at Law

1411 4th Ave., Ste. 1022

Seattle, WA 98 101

If to Buyer, to the address set forth on the first page of this Agreement, with a copy to:

Tollefsen Business Law P.C.

2707 Colby Ave., Ste. 901

Everett, Washington 98201 Attn: Stephen N. Tollefsen

12.2 Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means (including expedited courier, messenger service, telecopy, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the mariner provided in this section.

13.0 GENERAL PROVISIONS

13.1 Except for the fees and expenses of Seller's counsel, Buyer will bear the expenses incurred in connection with the preparation, execution, and performance of this Agreement and its terms and conditions, including all fees and expenses of agents, representatives, counsel, and accountants.

13.2 The Parties agree to furnish upon request to each other such further information, and to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

13.3 The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.4 This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

13.5 Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary or affiliate of Buyer. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

13.6 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.7 The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation.

13.8 With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.9 This Agreement will be governed by the laws of the State of Washington.

13.10 This Agreement may be signed in as many counterparts is as necessary and all signatures so executed shall constitute one Agreement binding on all Parties as if each was a signatory on the original.

14.0 SIGNATURES

14.1 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer: ALLIED RESOURCES, INC.

/s/ Ruairidh Campbell

By: Ruairidh Campbell, President

Seller:

BIO-PRESERVE INTERNATIONAL CORPORATION

/s/ Nicolas G. Loebel

By: Nicolas G. Loebel, President

By: /s/ Fereydoon Sadri

Chairman